Exhibit 99.1

Blue Apron Provides Business Updates, and Outlines Plans for Cost Reductions and Liquidity Management

New York – December 8, 2022 – Blue Apron (NYSE: APRN) today released business updates regarding the funding status from affiliates of Mr. Joseph Sanberg, its expense reduction initiatives and its liquidity position.

Sanberg Affiliates Update

As previously disclosed, on November 6, 2022, Blue Apron entered into a pledge agreement under which one of Mr. Sanberg’s affiliates pledged shares of private companies to the company to secure the private placement obligation of $56.5 million of Class A common stock. As Mr. Sanberg’s affiliate did not fund by November 30, 2022, under the agreement, the company now has the right to foreclose on the pledged collateral.

While the company continues to assess the ability of Mr. Sanberg’s affiliate to meet its obligations, Blue Apron is actively working with its financial advisors to maximize value from the pledged collateral, including potentially selling or leveraging the pledged collateral to enhance its credit with its current or future lenders.

Expense Management

Blue Apron continues to identify and execute against multiple initiatives to both reduce expenses, and streamline decision-making and organizational structure, including a plan for meaningful reduction in marketing, consulting and labor spend in 2023.

As such, to create a more nimble, focused organization and to better align internal resources with strategic priorities, Blue Apron is streamlining its personnel this week. This will result in a reduction of approximately 10% of its total corporate workforce. As a result of these actions, the company expects to incur approximately $1.2 million in employee-related expenses, primarily consisting of severance payments, substantially all of which will result in cash expenditures. The company expects to recognize such expenses in the fourth quarter of 2022.

Blue Apron plans to further reduce expenses and has identified expense reductions of up to approximately $50.0 million in 2023, as compared to 2022, including the headcount changes identified above. These savings are planned to be implemented throughout the coming year.

Liquidity and Balance Sheet

The cost reduction plans address both near-term and long-term expenses as Blue Apron focuses on driving towards profitability in the future. Including the expense reduction plans outlined above, Blue Apron is working to strengthen its balance sheet to maintain compliance with its $25.0 million minimum liquidity covenant. The company plans to continue to execute on its at-the-market (“ATM”) program, if market conditions permit, and execute on the additional planned expense reductions outlined above.

With the ATM proceeds received to date, anticipated cost savings and working capital management, and without receipt of the private placement funds (or the equivalent value from the pledged collateral) and funds owed under a gift card agreement with Mr. Sanberg’s affiliate, Blue Apron believes it has sufficient cash flow to maintain compliance under its minimum liquidity covenant in the first quarter of 2023.

In addition, if the company receives the private placement funds (or the equivalent value from the pledged collateral), funds owed under the gift card agreement, the full proceeds from its current ATM program, and is able to achieve the anticipated benefits of cost savings in 2023 as described above, the company believes it will have sufficient cash flow to maintain compliance under its minimum liquidity covenant into 2024.

Blue Apron continues to work with its financial advisors to evaluate financing and other alternatives, in addition to being in discussions with its lender.

About Blue Apron

Blue Apron’s vision is Better Living Through Better Food™. Launched in 2012, Blue Apron offers fresh, chef-designed meals that empower home cooks to embrace their culinary curiosity, challenge their abilities in the kitchen and see what a difference cooking quality food can make in their lives. Blue Apron is a carbon-neutral meal-kit company and is focused on bringing incredible recipes to its customers, while promoting planetary and dietary wellness for everyone.

Forward Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the company’s strategy; the sufficiency of the company’s cash resources and ability to operate as a going concern in the event that the Sanberg private placement and the related party gift card transaction described in this press release do not close or the company is unable to realize the anticipated benefits from identified, and to be identified, expense reductions or alternative financing options are not identified and consummated or the company is unable to raise sufficient funds from its at-the-market program the company’s expectations regarding its expenses and revenue; the company’s ability to foreclose upon the pledged securities securing the Sanberg private placement obligation in a private or other sale and receive proceeds sufficient to satisfy amounts owed to the company from Mr. Sanberg’s affiliates, the outcome of discussions with the company’s lenders in the event the company breaches a covenant under the company’s note purchase agreement; the company’s ability, including the timing and extent, to sufficiently manage costs and to fund investments in its operations in amounts necessary to maintain compliance with financial and other covenants under the company’s indebtedness, while continuing to support the execution of its strategy on its anticipated timelines; the company’s ability, including the timing and extent, to successfully support the execution of its strategy , the company’s ability to cost-effectively attract new customers and retain existing customers, including its ability to sustain any increase in demand, and its ability to continue to expand its product offerings and distribution channels, the company’s ability to sustain any increase in demand and/or the company’s ability to continue to execute operational efficiency practices; the company’s expectations regarding, and the stability of, its supply chain, including potential shortages, interruptions or continued increased costs in the supply or delivery of ingredients, and parcel and freight carrier interruptions or delays and/or higher freight or fuel costs, as a result of inflation or otherwise; the company’s ability to invest in marketing; changes in consumer behaviors, tastes and preferences that could lead to changes in demand, including as a result of, among other things the impact of inflation or other macroeconomic factors, and to some extent, long-term impacts on consumer behavior and spending habits; the company’s ability to attract and retain qualified employees and personnel in sufficient numbers; the company’s ability to effectively compete; the company’s ability to maintain and grow the value of its brand and reputation; any material and adverse impact of any resurgences and/or new variants of the COVID-19 virus on the company’s operations and results, such as challenges in employee recruiting and retention, any prolonged closures, or series of temporary closures, of one or both of its fulfillment centers, supply chain or carrier interruptions or delays, and any resulting need to cancel or shift customer orders; the company’s ability to achieve its ESG goals on its anticipated timeframe, if at all; the company’s ability to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; the company’s ability to comply with modified or new laws and regulations applying to its business, or the impact that such compliance may have on its business; the company’s vulnerability to adverse weather conditions, natural disasters, wars, and public health crises, including pandemics; the company’s ability to protect the security and integrity of its data and protect against data security risks and breaches; the company’s ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 9, 2022, the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 8, 2022, and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 7, 2022 and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release, whether as a result of any new information, future events, or otherwise.

Contact

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com